Exhibit 99.5

CONSENT OF PERSON ABOUT TO BECOME DIRECTOR

I hereby consent to being named in this Registration Statement as a person who may become a director of TechnipFMC Limited.

/s/ Thierry Pilenko
Thierry Pilenko

Dated: August 10, 2016